Adamis Pharmaceuticals Corporation 8K

Exhibit 10.1

AMENDMENT TO CONVERTIBLE PROMISSORY NOTE

This Amendment to Convertible Promissory Note (this “Amendment”) is dated as of March 26, 2014 and is entered into by and between Adamis Pharmaceuticals Corporation, a Delaware corporation (the “Company”) and Robert Noel Robinson (the “Lender”).

1.                  Background. The Company and Lender have previously entered into a Convertible Promissory Note December 31, 2012, and a Consent, Waiver and Amendment Regarding Convertible Promissory Note (such note, as amended, referred to as the “Note”). The Company and Lender desire to amend the Note in the manner set forth below. This Amendment shall be effective as of immediately before the Maturity Date (as defined in the Note) of the Note. Capitalized terms not defined herein will have the meanings given to those terms in the Note. The parties hereby agree that the Note shall be amended as set forth below.

2.                  Maturity Date. The Maturity Date of the Note is hereby amended to be June 30, 2014.

3.                  Conversion Right. The conversion price set forth in the first sentence of Section 4 of the Note, which was proportionately adjusted as a result of the Company’s 1-for-17 reverse stock split of its common stock effected in December 2013, is hereby amended to be $6.00 per share, on a post-reverse split basis.

4.                  Other Indebtedness. The Company agrees that from the date of this Amendment as first set forth above until the Maturity Date, as long as any unconverted portion of the Note remains outstanding the Company will not (i) enter into any agreement, arrangement or transaction that contains any prohibition or restriction on the Company’s payment of any principal and interest balance of the Note on the Maturity Date, or (ii) incur any senior secured indebtedness that results in the Note being subordinated in right of payment to such other indebtedness.

In the event of any inconsistency between the terms of this Amendment and the terms of the Note, the terms of this Amendment shall control. Except to the extent expressly amended pursuant to this Amendment, the terms and provisions of the Note, as amended, shall remain in full force and effect without modification. This Amendment may be executed in one or more counterparts, each of which shall be an original and all of which shall together constitute one and the same document. This Amendment shall be governed by the laws of the State of California, notwithstanding its conflict of laws provisions.

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IN WITNESS WHEREOF, the parties have executed this Amendment to Convertible Promissory Note as of the date first above written.

LENDER:

By:	/s/ Robert Noel Robinson
Name:	Robert Noel Robinson

ADAMIS PHARMACEUTICALS CORPORATION:

By:	/s/ Dennis J. Carlo
Name:	Dennis J. Carlo
Its:	Chief Executive Officer

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AMENDMENT TO CONVERTIBLE PROMISSORY NOTE]